UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Preliminary Proxy Statement

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☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☒           Soliciting Material Under Rule 14a-12

FERRO CORPORATION
(Name of Registrant as Specified in Its Charter)

FRONTFOUR CAPITAL GROUP LLC
FRONTFOUR MASTER FUND, LTD.
EVENT DRIVEN PORTFOLIO, A SERIES OF UNDERLYING FUNDS TRUST
FRONTFOUR CAPITAL CORP.
FRONTFOUR OPPORTUNITY FUND LTD.
STEPHEN LOUKAS
DAVID A. LORBER
ZACHARY GEORGE
QUINPARIO PARTNERS LLC
JEFFRY N. QUINN
NADIM Z. QURESHI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Shareholder Committee for the Future of Ferro (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of shareholders (the “Annual Meeting”) of Ferro Corporation.  The Committee has filed a preliminary proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  The following article was issued by Bloomberg.com:

Quinpario: More Chemical Companies Need ‘Reinvigoration’

By Jack Kaskey - Apr 9, 2013

Quinpario Partners LLC, a private- equity fund seeking changes at Ferro Corp. (FOE) and Zoltek Companies Inc., expects to take active stakes in more chemical and materials companies needing “reinvigoration,” Chairman and Chief Executive Officer Jeffry Quinn said.

Quinpario, founded in July by former executives of chemical maker Solutia Corp., is seeking opportunities with strategic partners to invest “several hundred million” dollars, Quinn said in a phone interview yesterday. The St. Louis-based investor has bought equity and debt in fewer than a dozen companies, mostly passive stakes, he said.

Quinpario emerged as an activist on Jan. 24 when it announced plans with FrontFour Capital Group LLC to challenge three incumbent Ferro directors for their seats. In March, Quinpario revealed a 10 percent stake in Zoltek and an effort to oust the board. Quinn, 54, said he expects to invest in more “underperforming” chemical and materials companies.

“There are a number of companies in the small and midcap areas that need reinvigoration, that need an injection of perspective and talent,” Quinn said. “There is a pretty rich menu of opportunities out there that we will be considering.”

Quinn declined to say how much Quinpario manages. The fund currently invests its partners’ money and its investment focus is on composite materials, films and packaging, ceramics, plastics, resins, electronic chemicals and specialty fluids. It’s also interested in alternative energy and storage.

“The idea in Quinpario is to assemble a group of actively managed portfolio companies,” Quinn said. “My partners and I, we are operators. We are guys that ran Solutia for a decade.”

Solutia Partners

Quinn was CEO of Solutia, the former chemical business of Monsanto Co. (MON), from 2004 until he sold it last year to Eastman Chemical Co. (EMN) for $4.65 billion including debt. He led the company through Chapter 11 bankruptcy protection in 2008.

The five other partners in Quinpario are Paul J. Berra III, who was Solutia’s general counsel; Nadim Z. Qureshi, former head of strategy; D. John Srivisal, who led mergers and acquisitions; Richard N. Altice, former president of technical specialties; and A. Craig Ivey, former president of performance films.

“We are investing our own capital and seeking long term returns above what we can get otherwise in the marketplace,” Quinn said. “I’m looking for companies that are not doing the job in terms of creating value for shareholders.”

Quinpario offered to acquire Zoltek, which makes carbon fiber for windmill blades, for a share price in the “mid- teens,” the company disclosed on March 4. The offer was rebuffed, prompting it to request a special meeting of shareholders to replace Zoltek’s board with its own nominees.

‘Strategic Alternatives’

Zoltek said on April 2 it had hired JPMorgan Chase & Co. to explore “strategic alternatives.” Quinpario has agreed to not move forward while private discussions continue. Zoltek rose 3.2 percent to $13.08 at the close in New York. The shares have gained 41 percent since Quinpario disclosed its offer.

At Ferro, managers of the Mayfield Heights, Ohio-based company agreed this year to sell units that make solar paste and pharmaceutical units after Quinpario recommended the moves in January. The deals were “too little, too late,” Quinn said. Quinpario and its partners own about 4.3 percent of Ferro, based on a March 28 filing.

Quinn said Ferro made a “regrettable and egregious” decision to reject takeover talks with A. Schulman Inc. Schulman on March 4 offered to buy the maker of chemicals used in electronics and coatings for $6.50 a share, a 25 percent premium to the March 1 closing price. Ferro fell 1.2 percent to $6.69 today.

Ferro has said streamlining operations and focusing on the most profitable units will provide better shareholder returns than Schulman’s proposal. The company yesterday raised its 2013 earnings forecast and boosted its target for cost savings to as much as $70 million next year.

To contact the reporter on this story: Jack Kaskey in Houston at jkaskey@bloomberg.net

To contact the editor responsible for this story: Simon Casey at scasey4@bloomberg.net

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Shareholder Committee for the Future of Ferro (the "Committee"), consisting of the Participants (as defined below), has made a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit votes for the election of director nominees at the 2013 annual meeting of shareholders of Ferro Corporation, an Ohio corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT http://www.sec.gov/.  IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.

The Participants in the proxy solicitation are anticipated to be FrontFour Capital Group LLC ("FrontFour Capital"), FrontFour Master Fund, Ltd. (the "Master Fund"), Event Driven Portfolio, a series of Underlying Funds Trust (the "Event Driven Portfolio"), FrontFour Capital Corp., FrontFour Opportunity Fund Ltd. (the "Canadian Fund"), Stephen Loukas, David A. Lorber, Zachary George, Quinpario Partners LLC ("Quinpario"), Jeffry N. Quinn and Nadim Z. Qureshi (collectively, the "Participants").

As of the date hereof, the Participants collectively own an aggregate of 3,708,400 shares of Common Stock of the Company, consisting of 1,111,463 shares owned directly by the Master Fund, 861,845 shares owned directly by the Event Driven Portfolio, 198,999 shares owned directly by the Canadian Fund, 806,093 shares owned directly by accounts managed by FrontFour Capital, 700,000 shares owned directly by Quinpario and 30,000 shares owned directly by Nadim Z. Qureshi.

As members of a "group" for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of Common Stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of Common Stock except to the extent of his or its pecuniary interest therein.